UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on September 29, 2016, LifeVantage Corporation (the “Company”) received a notice from The NASDAQ Stock Market LLC (“Nasdaq”) stating that because it had not received the Company’s Form 10-Q for the period ended September 30, 2016, and because the Company remains delinquent in filing its Form 10-K for the fiscal year ended June 30, 2016 (the "Initial Delinquent Filing"), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The notices from Nasdaq stated that the Company had until November 28, 2016 to submit a plan to regain compliance with Nasdaq’s continued listing requirements.
On November 28, 2016, the Company timely submitted its plan to Nasdaq detailing how the company will regain compliance with Nasdaq’s continued listing requirements ("Compliance Plan").
If the Compliance Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the original non-compliance date of September 28, 2016, or until March 27, 2017, to regain compliance. The Company's common stock will continue to trade on the Nasdaq Capital Market pending Nasdaq's review of the Compliance Plan.
On November 28, 2016, the Company issued a press release announcing the submission of the Compliance Plan. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 28, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President of Legal Affairs